  As filed with the Securities and Exchange Commission on September 26, 1996
                                                               Reg. No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                           -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                            NTN COMMUNICATIONS, INC.
               (Exact name of issuer as specified in its charter)
           DELAWARE                                31-1103425
      (State or other jurisdiction of           (I.R.S. Employer
      incorporation or organization)           Identification No.)
                                   THE CAMPUS
                              5966 LA PLACE COURT
                           CARLSBAD, CALIFORNIA 92008
                    (Address of principal executive offices)

                           -------------------------

          NTN COMMUNICATIONS, INC. 1995 STOCK OPTION PLAN, AS AMENDED
                           (Full title of the plans)

                           -------------------------

                   GERALD SOKOL, JR., CHIEF FINANCIAL OFFICER
                            NTN COMMUNICATIONS, INC.
                                   THE CAMPUS
                              5966 LA PLACE COURT
                           CARLSBAD, CALIFORNIA 92008
                    (Name and address of agent for service)
                                (619) 438-7400
                              FAX: (619) 438-7470
         (Telephone number, including area code, of agent for service)
                                   Copy to:
                              DALE E. SHORT, ESQ.
                     TROY & GOULD PROFESSIONAL CORPORATION
                      1801 CENTURY PARK EAST, SUITE 1600
                         LOS ANGELES, CALIFORNIA 90067
                                (310) 553-4441
                              FAX: (310) 201-4746
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                                    Proposed maximum       Proposed maximum
      Title of securities           Amount to be registered(1)       offering price       aggregate offering          Amount of
        to be registered                                                per share                price            registration fee
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.005 par value            200,000 shares                 $  5.00             $ 1,000,000               $   345(2)
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.005 par value            200,000 shares                 $  6.00             $ 1,200,000               $   414(2)
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.005 par value            160,000 shares                 $  6.50             $ 1,040,000               $   359(2)
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.005 par value            160,000 shares                 $  8.00             $ 1,280,000               $   441(2)
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.005 par value            85,000 shares                  $  8.25             $   701,250               $   242(2)
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.005 par value           3,990,130 shares                $ 4.625(3)          $18,454,351(3)            $ 6,364(2)
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.005 par value           1,700,000 shares                $ 4.969(4)          $ 8,447,300(4)            $ 2,913
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.005 par value             221,260 shares                $ 5.00              $ 1,106,300               $   382
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.005 par value              78,740 shares                $ 5.08              $   399,999               $   138
- -----------------------------------------------------------------------------------------------------------------------------------
     Total                              6,795,130 shares(5)                                                           $11,598(6)
===================================================================================================================================

(1) In accordance with Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933 (the "General Rules"), there are also being registered such indeterminate number of additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the NTN Communications, Inc. 1995 Stock Option Plan, as amended.
(2) Previously paid in connection with the Company's prior Registration Statement on Form S-8 (Reg. No. 33-95776).
(3) Estimated solely for the purpose of determining the amount of the registration fee and based, in accordance with Rules 457(c) and 457(h) of the General Rules, upon the average of the high and low sale prices of the Common Stock as reported by the American Stock Exchange on August 8, 1995.
(4) Estimated solely for the purpose of determining the amount of the registration fee and based, in accordance with Rules 457(c) and 457(h) of the General Rules, upon the average of the high and low sale prices of the Common Stock as reported by the American Stock Exchange on September 20, 1996.
(5) Of this number of shares, 4,795,130 shares were previously registered in connection with the Company's prior Registration Statement on Form S-8 (Reg. No. 33-95776).
(6) Of this amount, $8,165 was previously paid in connection with the Company's prior Registration Statement on Form S-8 (Reg. No. 33-95776).

================================================================================

INTRODUCTORY NOTE

   This Registration Statement is being filed for the sole purpose of registering 2,000,000 additional shares of Common Stock as permitted by General Instruction E, Registration of Additional Securities, to Form S-8 under the Securities Act of 1933.

INCORPORATION OF PRIOR REGISTRATION STATEMENT

   The following document filed by NTN Communications, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933 is incorporated herein by reference:

   The Company's Form S-8 Registration Statement dated August 15, 1995 (Reg. No. 33-95776).

                                      (i)

                                    PART II



ITEM 8.   EXHIBITS

   The following exhibits included herewith or incorporated herein by reference are made a part of this Registration Statement:

   4 NTN Communications, Inc. 1995 Stock Option Plan, as amended on August 16, 1996.*

   5 Opinion of Troy & Gould Professional Corporation regarding the legality of the securities registered hereunder.*

   23.1   Consent of KPMG Peat Marwick LLP (included as page II-3).*

   23.2   Consent of Troy & Gould Professional Corporation (included as part of
          Exhibit 5).*

   24     Power of Attorney (included as page II-2).*

_________________

*  Included herewith.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Carlsbad, State of California, on September 25, 1996.

                                       NTN COMMUNICATIONS, INC.


                                       By: /s/ Patrick J. Downs
                                           -----------------------------------
                                           Patrick J. Downs,
                                           Chief Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Downs and Gerald Sokol, Jr., and each of them, his true and lawful attorneys-in-fact and agents, each with power of substitution, for him in any and all capacities, to sign this Registration Statement and any amendments hereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might do or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or their substitute or substitutes, may do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                                 Title                           Date
- ---------                                 -----                           ----
/s/ Patrick J. Downs         Chairman of the Board of Directors       September 25, 1996
- -------------------------    and Chief Executive Officer
Patrick J. Downs


/s/ Daniel C. Downs          President, Chief Operating Officer
- -------------------------    and Director
Daniel C. Downs


/s/ Gerald Sokol, Jr.        Executive Vice President and             September 25, 1996
- -------------------------    Chief Financial Officer
Gerald Sokol, Jr.            (Principal Financial
                             and Accounting Officer)


/s/ Donald C. Klosterman     Director                                 September 25, 1996
- -------------------------
Donald C. Klosterman


/s/ Alan P. Magerman         Director                                 September 25, 1996
- -------------------------
Alan P. Magerman


/s/ Robert M. Bennett        Director                                 September 25, 1996
- -------------------------
Robert M. Bennett


/s/ Edward C. Frazier        Director                                 September 25, 1996
- -------------------------
Edward C. Frazier


/s/ Pete Rozelle             Director                                 September 25, 1996
- -------------------------
Pete Rozelle

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
NTN Communications, Inc.:

          We consent to the use of our report incorporated herein by reference.

          Our report dated April 12, 1996 also refers to a change in the method of accounting for investments in debt and equity securities in 1994.

                                       KPMG Peat Marwick LLP

San Diego, California
September 25, 1996

                                 EXHIBIT INDEX
                                 -------------

                                                               Sequential
                                                                Page No.
                                                               ----------
4       NTN Communications, Inc. 1995 Stock Option Plan,
        as amended August 16, 1995.............................     7

5       Opinion of Troy & Gould Professional Corporation
        regarding the legality of the securities
        registered hereunder...................................    23

23.1    Consent of KPMG Peat Marwick LLP
        (included as page II-3)................................     5

23.2    Consent of Troy & Gould Professional Corporation
        (included as part of Exhibit 5)........................   N/A

24      Power of Attorney (included as page II-2)..............     4
